UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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SUTRON CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUTRON CORPORATION
22400 Davis Drive
Sterling, Virginia 20164
(703) 406-2800

April 30, 2015

Dear Sutron Shareholder:

You are cordially invited to our Annual Meeting of Shareholders on Wednesday, May 20, 2015, beginning at 1:30 p.m., local time, at Sutron’s corporate headquarters, 22400 Davis Drive, Sterling, Virginia 20164.  The enclosed notice of annual meeting sets forth the proposals that will be presented at the meeting, which are described in more detail in the enclosed proxy statement.  The Board of Directors recommends that shareholders vote “FOR” these proposals.

It is important that you use this opportunity to take part in Sutron’s affairs by voting on the business to come before this meeting. Whether or not you expect to attend the meeting, please complete, date, sign and promptly return the accompanying Proxy Card in the enclosed postage-paid envelope so that your shares may be represented at the meeting.  Returning the Proxy Card does not deprive you of your right to attend the meeting and to vote your shares in person.

You may also access and view all Proxy materials that are being mailed to shareholders online at the website http://www.sutron.com/investorinfo/2015ProxyMaterials.html.

We look forward to seeing you there.

Very truly yours,

Raul S. McQuivey
Chairman of the Board, President and
Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 20, 2015

This Proxy Statement and the Sutron Annual Report to Shareholders for fiscal year 2014 are available at http://www.sutron.com/investorinfo/2015ProxyMaterials.html.

•
The 2015 Annual Meeting of Shareholders of Sutron Corporation will be held on Wednesday, May 20, 2015, at 1:30p.m., local time, at Sutron’s corporate headquarters, 22400 Davis Drive, Sterling, Virginia 20164.

•	The matters to be acted on at the 2015 Annual Meeting of Shareholders of Sutron Corporation are:

o	Elect five directors to serve until the Annual Meeting of Shareholders in 2016;

o	Ratify the appointment of Yount, Hyde & Barbour, P.C. as the independent registered public accounting firm for Sutron for fiscal year 2015; and

o	To transact such other business as may properly come before the meeting and any adjournments thereof.

•
Sutron also makes available on its internet website (www.sutron.com) its Annual Report on Form 10-K, Charter of the Audit Committee of the Board of Directors and its Code of Ethics and Conduct. Information contained on Sutron’s website should not be deemed filed with, and is not incorporated by reference into this Proxy Statement or any of Sutron’s other filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Sutron specifically so provides.

•	You are invited to attend the meeting in person and, if you do, you may cast your vote in person at the meeting.

NOTICE OF 2015 ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Sutron Corporation,

Notice is hereby given that the Annual Meeting of Shareholders of Sutron Corporation will be held at 22400 Davis Drive, Sterling, Virginia, on Wednesday, May 20, 2015, at 1:30 p.m., local time, for the following purposes:

1.	To elect five directors to hold office until the next annual election of directors and until their successors shall have been duly elected and qualified;

2.	To ratify the appointment of Yount, Hyde & Barbour, P.C. as independent accountants for fiscal year 2015; and

3.	To transact such other business as may properly come before the meeting and any adjournments thereof.

Shareholders of record at the close of business on Friday, March 20, 2015, are entitled to notice of and to vote at the meeting.

All shareholders are cordially invited to attend the meeting in person.  However, to assure your representation at the meeting, we urge you to complete, sign, date and return the enclosed proxy card in the enclosed envelope as promptly as possible.  If you attend the meeting, you may vote in person even if you have returned a proxy. You may also access and view all Proxy materials that are being mailed to shareholders online at the website http://www.sutron.com/investorinfo/2015ProxyMaterials.html.

By Order of the Board of Directors,
Glen E. Goold
Secretary

May 20, 2015

IMPORTANT NOTICE
YOUR PROXY IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE IN THE POST-PAID ENVELOPE PROVIDED.

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
MAY 20, 2015

GENERAL INFORMATION

The enclosed Proxy is solicited on behalf of the Board of Directors of Sutron Corporation (the "Company") for use at its Annual Meeting of Shareholders to be held on Wednesday, May 20, 2015, at 1:30 p.m., local time, and at any adjournments thereof.  The purposes of the meeting are set forth herein and in the accompanying Notice of Annual Meeting of Shareholders.  The meeting will be held at the principal executive offices of the Company, 22400 Davis Drive, Sterling, Virginia 20164.  The approximate date on which this Proxy Statement and the Proxy Card will be sent to shareholders of the Company is May 4, 2015.  An electronic copy of all Proxy materials consisting of our 2014 Annual Report and this Proxy Statement can be accessed and viewed online at the website http://www.sutron.com/investorinfo/2015ProxyMaterials.html.

After the enclosed Proxy Card is duly executed and returned, a shareholder may revoke the proxy at any time by written request that is received by the Secretary of the Company prior to the meeting or by voting in person at the meeting or by executing a later dated Proxy Card.  The Proxy Card is in ballot form so that a specification may be made to vote for, or to withhold authority to vote for, the nominees for election as directors, or any of them, and to indicate whether the shareholder wishes to vote for or against or abstain from voting upon whether to retain Yount Hyde and Barbour as the Company’s independent auditors.

RECORD DATE AND VOTING RIGHTS

Shareholders of record at the close of business on Friday, March 20, 2015 are entitled to notice of and to vote at the meeting.  On Friday, March 20, 2015, the Company had outstanding and entitled to vote 5,084,134 shares of Common Stock.  Each share of Common Stock entitles the holder to one vote on each matter to be voted upon at the meeting.

The By-laws of the Company require that the holders of a majority of the outstanding shares of the Company’s Common Stock entitled to vote at the Annual Meeting of Shareholders be present in person or represented by proxy in order for a quorum to exist for the transaction of business at that meeting.  Shares represented by proxies received but marked as abstentions will be included in the calculation of the number of shares considered to be present at the meeting.  Shares held in a broker’s account that are voted by the broker or other nominee on some but not all matters will be treated as shares present for purposes of determining the presence of a quorum. Assuming that a quorum is present for the Annual Meeting of Shareholders, the five nominees for director who receive the highest number of votes cast will be elected. Abstentions and broker non-votes will have no effect on the outcome of the election of directors.

The ratification of the appointment of the independent public accountants must be approved by the affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting of Shareholders and entitled to vote thereon. For purposes of this Proposal, abstentions and broker non-votes are counted for purposes of calculating shares entitled to vote but are not counted as shares voting and therefore have the effect of a vote against such Proposal.

           Any Proxy Card which is returned by a shareholder properly completed and which is not revoked will be voted at the Annual Meeting of Shareholders in the manner specified therein. Unless contrary instructions are given, the persons designated as proxy holders in the accompanying Proxy Card (or their substitutes) will vote “FOR” the election of the Board of Directors’ nominees and “FOR” the ratification of the appointment of Yount, Hyde & Barbour, P.C. as independent accountants and in the proxy holders’ discretion with regard to all other matters properly brought before the meeting. Any unmarked proxies, including those submitted by brokers (other than broker non-votes) or nominees will be voted in favor of the nominees for the Board of Directors and other proposals, as indicated in the accompanying Proxy Card.  We urge you to vote your shares without delay.

The Company will bear the cost of preparing this Proxy Statement and the other costs of soliciting Proxies for the 2015 Annual Meeting of Shareholders.  In addition to solicitation by mail, solicitations may be made by personal interview or telephone by officers and employees of the Company, acting without additional compensation.  Sutron anticipates that banks, brokerage houses, and other custodians, nominees, and fiduciaries will forward this material to beneficial owners of shares of Common Stock entitled to vote at the 2015 Annual Meeting of Shareholders, and such persons will be reimbursed by Sutron for the out-of-pocket expenses incurred by them.

PRINCIPAL SHAREHOLDERS

The following table sets forth the names and addresses of all persons who beneficially owned more than 5% of the issued and outstanding shares of the Company's Common Stock on March 20, 2015.

		Percentage
Name and Address of	Number of Shares of Common Stock	Of Shares
Beneficial Owner	Beneficially Owned	Outstanding(1)
Raul S. McQuivey, Ph.D. (2)	838,186	16.5%
22400 Davis Drive
Sterling, Virginia 20164
Perlus Microcap Fund L.P. (3)	930,057	18.3%
Templar House, Don Road
St. Helier, Jersey
Channel Islands, JE12TR

(1)
As of March 20, 2015, the Company had 5,084,134 shares of Common Stock outstanding.  In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock that such person could purchase by exercising outstanding options and options that will become exercisable within 60 days of March 20, 2015, are deemed outstanding.  Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2)
Dr. McQuivey’s holdings consist of 647,586 shares held by Dr. Raul S. McQuivey and Karen T. McQuivey, Dr. McQuivey's wife, as Trustees for the Raul S. McQuivey Trust and the Karen T. McQuivey Trust, and 190,600 shares held by Raul McQuivey.

(3)	The information with respect to the shares of Common Stock held by Perlus Microcap Fund L.P. (Perlus) is based on filings made on Form 4 on March 10, 2015 with the SEC by Perlus.

PROPOSAL 1: ELECTION OF DIRECTORS

The nominees for directors are Dr. Raul S. McQuivey, Ashish H. Raval, Leland R. Phipps, John F. DePodesta and Larry C. Linton.  All nominees are presently directors of the Company.  Mr. Phipps, Mr. DePodesta and Mr. Linton are non-employees of the Company and are independent as defined by the Nasdaq Stock Market listing standards and, therefore, result in a majority of the Company’s Board of Directors being independent in accordance with the Nasdaq Stock Market listing standards.

The Board of Directors of the Company recommends the election of the nominees to serve as directors of Sutron until the fiscal year 2015 Annual Meeting of Shareholders and until their successors have been duly elected and qualified or until the director's earlier death, resignation or removal. In the event that any nominees for directors should be unavailable to serve, which is not anticipated, the Board of Directors, in its discretion, may designate substitute nominees, in which event Proxies received by the Board of Directors will be voted for such substitute nominees.

The five nominees for director who receive the highest number of votes cast by the holders of shares entitled to vote in the election of directors at the 2015 Annual Meeting of Shareholders will be elected. All duly submitted and unrevoked Proxy Cards will be voted “FOR” the nominees selected by the Board of Directors except where authorization to vote is withheld.

NOMINEES FOR DIRECTORS

Set forth below, for each nominee for director, are his name and age, his positions with the Company, his principal occupation and business experience, director positions held currently or at any time during the past five years and the experience, qualifications, attributes or skills that caused the Corporate Governance and Compensation Committee and Board to determine that the person currently should serve as a director:

Raul S. McQuivey, Ph.D., age 76, has served as a director since 1976 and as President, Chief Executive Officer, and Chairman of the Board of Directors since January 1989.  Dr. McQuivey served as Executive Vice President from September 1980 to January 1989, Treasurer of the Company from March 1983 to March 1984 and as Secretary from March 1983 until September 1989.  Dr. McQuivey earned a B.S. in Civil Engineering from Utah State University in 1961, an M.S. in Civil Engineering (Hydraulics) from Colorado State University in 1963, and a Ph.D. in Civil Engineering (Hydraulics, Hydrology and Fluid Mechanics) from Colorado State University in 1967.  He is a Registered Professional Engineer.  Having served with the Company since 1976, Dr. McQuivey has extensive experience in all aspects of our business and industry and has strong management and technical skills.

Ashish H. Raval, age 43, has served as a director since August 2011 and as a Senior Vice President since May 2011.  Mr. Raval has managed the Company’s Integrated Services Division since January 2001 and also since January 2012 has the responsibility of managing the Company’s Sales and Marketing and ILEX Software Division.  He joined the Company as an Applications Engineer in the Integrated Systems Division in 1997.  Mr. Raval began his career working as an instrumentation engineer in Walk, Haydel & Associates, a Dames & Moore Company.  Mr. Raval received a B.S. in Instrumentation Engineering from University of Pune, India in 1993 and a Masters in Electrical Engineering with specialization in Control Systems Engineering from the University of New Orleans in 1996.  Mr. Raval has strong technical skills and industry knowledge.  He also has extensive experience in sales and marketing.

Leland R. Phipps, age 59, has served as a director and as the Chairman of the Audit Committee since March 2008.  He is also a member of the Governance and Compensation Committee and Marketing Committee of the Board.  Mr. Phipps began his career with KPMG Peat Marwick working in the Private Business Advisory Services of the firm from 1982 to 1983.   He left KPMG to become a principal with Concept Automation, Inc. (CAI) where he served as the Chief Financial Officer from 1983 to 1989.  He become CAI’s President and Chief Operating Officer in 1989 and remained until 1995 when CAI was acquired by BTG, Inc.  During his tenure at CAI, revenues grew from $500 thousand to approximately $100 million.  He was a Senior Vice President over Integration and Network Systems with BTG from 1995 to 1997 and was responsible for a new business unit that began with a backlog of $20 million and grew to $60 million of revenue within two years.  Mr. Phipps founded Plexar Corporation, a diversified holding company, in 1997.  Mr. Phipps is a Certified Public Accountant.  He received a B.S. in Accounting and a Master of Accountancy (MAcc) degree from Brigham Young University.  Mr. Phipps has strong financial, operational and overall executive management skills and experience.

John F. DePodesta, age 70, has served as a director since August 2011, as the Chairman of the Governance and Compensation Committee and as a member of the Audit Committee since November 2011.   He co-founded Primus Telecommunications Group, Inc. (“Primus”) in 1994 and served as a Director, Executive Vice President, Chief Legal Officer and Chief Corporate Development Officer and Secretary of Primus from 1994 to 2010.  Primus was listed as a Fortune 1000 company during its fifth year of operations.  Mr. DePodesta served from 1994 to 2002 as the Chairman of the Board of Iron Road Railways Incorporated, which he co-founded in 1994. He served as Senior Vice President, Law and Public Policy, of Genesis Health Ventures, Inc. from January 1996 through March 1998, during which time this long term care provider grew from $500 million in revenues to over $2 billion in revenues. Additionally, from 1994 to 1999, he served as “of counsel” to the law firm of Pepper Hamilton LLP, where he was previously a partner since 1979. Before joining Pepper Hamilton LLP, Mr. DePodesta served as the General Counsel of Consolidated Rail Corporation and General Counsel-Reorganization for the Penn Central Trustees from 1970 to 1979. Since 1994, he has served on the Board of Directors of Educational Credit Management Corporation, where he is currently Chairman of the Board, Chairman of the Governance and Compensation Committee, Chairman of the Investment Committee and serves as Chairman of the Board of its for-profit and not-for-profit subsidiaries, including Zenith Education Group.  Since February 2, 2015, Mr. DePodesta has served as a member of the Board of Directors of Genesis HealthCare, Inc. the largest provider of long-term, acute care and therapy services in the United States, and also serves as a member of the Audit Committee and Compensation Committee. Mr. DePodesta also served on the Board of Directors of Genesis HealthCare Corporation from December 2003 until June 2007, where he served on the Audit Committee.  Mr. DePodesta holds a BA from Harvard College and a JD from the University of Pennsylvania Law School. Mr. DePodesta has extensive experience in law and regulation, corporate governance, corporate management, mergers and acquisitions, equity and debt financing and working with global high growth technology companies.

Larry C. Linton, age 74, has served as director since August 2011 and as Chairman of the Marketing Committee since November 2011, and is also a member of the Audit Committee and the Governance and Compensation Committee.   He was employed by the First National Bank of Oregon as a Credit Officer and Commercial Loan officer from 1966 to 1969.  He founded Landa, Inc. in 1969 and served as Chief Executive Officer until 1999. He is currently the owner and Chief Executive Officer of Water Tech Industries, a drinking water equipment manufacturing company, located in Carrollton, Texas. Linton is a current member of the Brigham Young University (“BYU”) President's Leadership Council. He was formerly a member of the BYU Alumni Board from 1991 to 1996.  He was former Senior Vice President of Operations for Cascade Pacific Boy Scouts Council from 1999 to 2005.  He was the President of the Cleaning Equipment Manufacturers Association in 1991. Mr. Linton earned a B.S. in Business Management from BYU and a Master of Business Administration from Arizona State University.   Mr. Linton has extensive experience in sales and marketing, corporate management and working with growth companies.

Each of the nominees has consented to being named in this Proxy Statement and to serve as a director if elected.  The Company knows of no reason why any nominee would be unable or unwilling to serve if elected.

CODE OF ETHICS

The Company has adopted a Code of Ethics that applies to the Company’s chief executive officer, chief financial officer, principal accounting officer and persons performing functions similar to a controller, as well as other officers, directors and employees of the Company.  The Code of Ethics is posted on the Company’s website at www.sutron.com under “Investor Info.”

BOARD LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT

The Board of Directors does not have a policy on whether or not the roles of Chief Executive Officer and Chairman of the Board should be separate and, if they are to be separate, whether the Chairman of the Board should be selected from the non-employee Directors or be an employee.  The Board of Directors believes that it should be free to make a choice from time to time in any manner that is in the best interests of the Company and its shareholders.

Currently, Dr. McQuivey serves as the Chairman of the Board, President and Chief Executive Officer.  The Board currently does not have a lead director.  The Board has determined that having the Company’s Chief Executive Officer serve as Chairman is in the best interest of the Company’s shareholders at this time, as this structure makes the best use of Dr. McQuivey’s extensive knowledge of the Company and the industry, as well as fostering greater communication between the Company’s management and the Board.

Management is responsible for the day-to-day management of the risks the Company faces, while the Board of Directors, as a whole and through its Committees, has responsibility for determining strategy and policy and for the oversight of risk management.  The Board of Directors regularly reviews information regarding the Company’s liquidity and operations as well as the risks associated with each.  The Board of Directors also holds strategic planning sessions with senior management to discuss strategy, key challenges and risks and opportunities for the Company.  The Board encourages management to promote a corporate culture that incorporates risk management into the Company’s corporate strategy and day-to-day business operations.

While the Board of Directors is ultimately responsible for risk oversight, the Board of Directors’ Committees assist the Board of Directors in fulfilling its oversight responsibilities in certain areas.  For example, the Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting and internal controls.  Pursuant to its Charter, the Audit Committee is also responsible for reviewing and discussing with management the Company’s policies with respect to risk assessment and risk management.  In addition, the Audit Committee reviews and discusses with management the Company’s major risk exposures and the process used to manage those exposures that could have a material effect on the Company’s financial statements.  The Governance and Compensation Committee is responsible for management of risks relating to the Company’s compensation program and policies and assesses the Company’s effectiveness at linking pay to performance as well as aligning the interests of executives and other employees with those of the Company’s shareholders.  The Governance and Compensation Committee also assists the Board of Directors in fulfilling its oversight responsibilities with respect to the management of risks associated with Board organization, membership and structure and succession planning for directors and executive officers, as well as other areas of corporate governance.  The Marketing Committee assists management and the Board of Directors in determining how to market strategically the Company’s products and services. While each Committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through Committee reports and management presentations about such risks.

BOARD AND COMMITTEE MEETINGS

During fiscal 2014, the Board held seven meetings, including telephone conference meetings. The three standing Committees of the Board are the Audit Committee, the Governance and Compensation Committee, and the Marketing Committee.  The Charter of the Governance and Compensation Committee was approved by the Board on May 8, 2013 and essentially consolidated the duties and responsibilities of the former Compensation Committee and the former Governance and Nominating Committee.  No director attended fewer than 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all Committees of the Board on which he served.

Audit Committee.    Mr. Phipps, Mr. DePodesta and Mr. Linton are the current members of the Audit Committee. Mr. Phipps is the Chairman of the Audit Committee. The Board has determined that Mr. Phipps is the “audit committee financial expert” as defined by the rules of the Securities and Exchange Commission. The Audit Committee met six times during fiscal year 2014. The Audit Committee’s primary responsibilities are to provide oversight of the Company’s accounting and financial controls, review the scope of and procedures to be used in the annual audit, review the financial statements and results of the annual audit, and retain and evaluate the performance of the independent accountants and the Company’s financial and accounting personnel.

Each current member of the Audit Committee meets the independence and other requirements to serve on our Audit Committee under the rules of the SEC and listing standards of the Nasdaq Stock Market.

The Audit Committee has a formal Charter that was amended and restated in April 2014 and is available on the Company’s website at www.sutron.com under “Investor Info.”

Governance and Compensation Committee.    Mr. DePodesta, Mr. Linton and Mr. Phipps are the current members of the Governance and Compensation Committee. Mr. DePodesta serves as the Chairman of the Governance and Compensation Committee. The Governance and Compensation Committee met two times during fiscal 2014. The principal responsibilities of the Governance and Compensation Committee are to assist the Board in carrying out its responsibilities with regard to (i) employee benefit plans, employee stock option and equity-based incentive plans; (ii) matters relating to the compensation of persons serving as directors, senior management and the Chief Executive Officer of the Company; (iii) identify individuals qualified to become Board members; (iv) recommend that the Board select director nominees for the annual meeting of shareholders; (v) oversee the evaluation of the Board, its Committees and management; (vi) review the functions of officers and review with the CEO the succession plans relating to officers of the Company; and (vii) oversee the corporate governance of the Company, the Board and its Committees on effective management and leadership.

Each current member of the Governance and Compensation Committee meets the independence and other requirements to serve on our Governance and Compensation Committee under the rules of the SEC and listing standards of the Nasdaq Stock Market. The Governance and Compensation Committee has a formal Charter that is available on the Company’s web site at www.sutron.com under “Investor Info.”

Marketing Committee.    Mr. Linton, Mr. Phipps and Mr. Raval are the current members of the Marketing Committee (“Marketing Committee”). Mr. Linton is the Chairman of the Marketing Committee and was appointed to that position in November 2011. The Marketing Committee met three times during fiscal 2014. The principal responsibilities of the Marketing Committee are to identify and to recommend improvements in the areas of sales and marketing to the Board of Directors and management.  The Marketing Committee does not have a formal charter.

DIRECTOR NOMINATION PROCESS

The Company did not engage a third party to assist in identifying and evaluating the individuals nominated for election as directors at this meeting.  Historically, the Governance and Compensation Committee, and the predecessor Nominating Committee, have relied on recommendations from its members to identify nominees. In considering whether to nominate any particular candidate for election to the Board, the Governance and Compensation Committee uses various criteria to evaluate each candidate, including an evaluation of each candidate’s integrity, business acumen, knowledge of the Company’s business and industry, experience, diligence, potential conflicts of interest and the ability to act in the interests of the Company’s shareholders. The Governance and Compensation Committee evaluates biographical information and interviews selected candidates.  The Governance and Compensation Committee considers whether directors and director nominees bring diverse perspectives and life experiences to the Board, but the Company does not have a formal policy with regard to the consideration of diversity in identifying director nominees.

The Governance and Compensation Committee also considers whether a potential nominee would satisfy the Nasdaq Stock Market listing standards for “independence” and the SEC’s definition of “audit committee financial expert.” The Governance and Compensation Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. The Governance and Compensation Committee believes that the backgrounds and qualifications of its directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. The Company does not have a formal policy with regard to the consideration of director candidates recommended by its shareholders; however shareholder recommendations relating to director nominees may be submitted in accordance with the procedures set forth below under the heading “Communicating with the Board of Directors.”

COMMUNICATING WITH THE BOARD OF DIRECTORS

Shareholders who wish to send communications to the Board may do so by writing to the Secretary of the Company, Sutron Corporation, 22400 Davis Drive, Sterling, Virginia 20164. All such letters must identify the author as a shareholder and must include the shareholder’s full name, address and a valid telephone number. The name of any specific intended Board recipient should be noted in the communication. The Secretary will forward any such correspondence to the intended recipients; however, prior to forwarding any such correspondence, the Secretary or his designee will review such correspondence, and in his or her discretion, may not forward communications that relate to ordinary business affairs, communications that are primarily commercial in nature, personal grievances or communications that relate to an improper or irrelevant topic or are otherwise inappropriate for the Board’s consideration.

DIRECTOR ATTENDANCE AT ANNUAL MEETING OF SHAREHOLDERS

Although the Company does not have a policy with regard to Board members’ attendance at the Company’s annual meeting of shareholders, all directors are encouraged to attend the annual meeting.  All members of the Board of Directors attended the 2014 Annual Meeting of Shareholders.

DIRECTOR COMPENSATION

Each independent director is paid an annual retainer of $15,000, an attendance fee of $1,500 for each meeting of the Board of Directors where the director is physically present and $1,000 if attended telephonically.  Each independent director is paid an attendance fee of $1,500 for each Committee meeting of the Board of Directors where the director is physically present and $1,000 if attended telephonically.  The Audit Committee Chairman receives a $7,000 annual retainer.  The Governance and Compensation Committee Chairman receives a $3,000 annual retainer.  Each independent director also may receive restricted stock units on the shareholder meeting date that vest over a one-year period and/or stock options as recommended by the Governance and Compensation Committee and approved by the Board of Directors. Employee directors are not eligible for compensation for their services as directors.

The following table provides a summary of compensation paid to members of our Board of Directors during 2014.

Name (1)	Fees Earned or Paid in Cash ($)(2)	RSU Awards Stock Awards ($) (3)	Total ($)
Leland R. Phipps	48,500	16,050	64,550
John F. DePodesta	40,500	16,050	56,550
Larry C. Linton	45,000	16,050	61,050

(1)
Raul S. McQuivey and Ashish H. Raval are not included in this table as they are employees of the Company and thus receive no compensation for their services as a director.  The compensation received by them in fiscal year 2014 is shown on the Summary Compensation Table included herein.

(2)	Includes all fees earned or paid in cash for services as a director in fiscal year 2014, including annual retainer, Board committee chair fees and meeting fees.
(3)
Amounts shown represent the aggregate grant date fair value in respect of restricted stock units granted to the specified directors, calculated in accordance with FASB ASC Topic 718, “Compensation – Stock Compensation”.  See Note 14, “Stock Based Compensation,” to the Company’s consolidated financial statements set forth in the Company’s Form 10-K for the year ended December 31, 2014 for the assumptions made in determining grant date fair values. These amounts reflect the aggregate grant date fair value for these restricted stock units and are not intended to represent the value, if any, that is or will be actually realized by the individual.

At the end of fiscal year 2014, directors owned the following number of restricted stock units and stock options:

Name	Unvested RSU Awards	Vested RSU and Stock Options
Leland R. Phipps	3,000	27,000
John F. DePodesta	3,000	9,863
Larry C. Linton	3,000	9,863

MANAGEMENT OWNERSHIP OF COMMON STOCK

Set forth below is information concerning stock ownership of each named executive officer, director and director nominee, and all directors and executive officers of the Company as a group, as of March 13, 2015.  The information as to securities beneficially owned are, in each instance, based upon information furnished by each individual.  As to the shares shown to be beneficially owned, the owner has sole investment and voting power, unless otherwise indicated.

Beneficial Owner	Number of Beneficial Shares Owned	Percentage of Shares of Common Stock Outstanding (1)
Raul S. McQuivey, Ph.D. (2)	838,186	16.5%
Daniel W. Farrell (3)	226,308	4.5%
Ashish H. Raval (4)	106,250	2.1%
Leland R. Phipps (5)	30,000	0.6%
John F. DePodesta (6)	12,863	0.3%
Larry C. Linton (7)	12,863	0.3%
All executive officers and directors as a group	1,225,470	24.1%

(1)	See Note 1 under "PRINCIPAL SHAREHOLDERS."
(2)	See Note 2 under "PRINCIPAL SHAREHOLDERS."
(3)
Mr. Farrell’s holdings consist of 94,948 shares that are held by Daniel W. Farrell and Jill E. Farrell, Mr. Farrell's wife, as Joint Tenants with a Right of Survivorship, 131,360 shares owned directly by Mr. Farrell.

(4)
Mr. Raval’s holdings consist of 28,750 shares owned directly by Mr. Raval and indirectly 5,000 shares owned by Vaishali Raval, Mr. Raval’s wife, and 70,000 shares subject to options exercisable within 60 days after March 20, 2015, and 2,500 restricted stock units that have vested.

(5)
Includes 21,000 shares subject to options exercisable within 60 days after March 20, 2015, 6,000 restricted stock units that have vested and have been converted to shares as of March 20, 2015 and 3,000 restricted stock units that are expected to vest within 60 days after March 20, 2015.

(6)
Includes 3,863 shares subject to options exercisable within 60 days after March 20, 2015, 6,000 restricted stock units that have vested and have been converted to shares as of March 20, 2015 and 3,000 restricted stock units that are expected to vest within 60 days after March 20, 2015.

(7)
Includes 3,863 shares subject to options exercisable within 60 days after March 20, 2015, 6,000 restricted stock units that have vested and have been converted to shares as of March 20, 2015 and 3,000 restricted stock units that are expected to vest within 60 days after March 20, 2015.

EXECUTIVE OFFICERS

The biographies for Dr. McQuivey and Mr. Raval are provided under the heading “Nominees for Directors.”

Daniel W. Farrell, age 62, has served as a Senior Vice President of the Company since March 1984 and served as a Director of the Company from May 1988 through May 2013.  Mr. Farrell has managed the Company’s Research and Development Division since August 1989. Prior to managing the Research and Development Division, Mr. Farrell was a Project Manager in the Water Resources Division.  Mr. Farrell joined the Company in September 1976 as a staff scientist.  Mr. Farrell received a B.S. in Chemistry from Brigham Young University in 1976.

Glen E. Goold, age 43, has served as the Chief Financial Officer, Treasurer and Secretary of the Company starting March 2014.  Mr. Goold joined the Company in November 2012 as the Assistant Chief Financial Officer and Director of Finance and was promoted to the position of Interim Chief Financial Officer in October 2013.  Prior to joining the Company, Mr. Goold served as an Associate Vice President with the Carlyle Group from 2005 to 2012.  Prior to Carlyle, Mr. Goold served as a Tax Manager for Ernst & Young.  Mr. Goold received Master of Accountancy and B.S. in Accounting degrees from Brigham Young University in 1997.

EMPLOYMENT AND OTHER AGREEMENTS

The Company does not have any Employment Agreements with any Named Executive Officers and has no other plan or arrangement that would result in any Named Executive Officer receiving compensation as a result of their resignation, retirement or any other termination of employment with the Company.  Option agreements and restricted stock units provide for the immediate vesting of all unvested stock options in the event of a change in control of the Company.

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning cash and other compensation paid to or earned by our chief executive officer, and other executive officers, whom we refer to as our “Named Executive Officers” during the fiscal years ended December 31, 2014 and 2013 as follows:

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
Raul S. McQuivey	2014	200,000	-	7,695	20,381	228,076
Chief Executive Officer	2013	208,148	-	7,695	16,657	232,500
Daniel W. Farrell	2014	175,000	-	5,130	10,730	190,860
Senior Vice President	2013	183,886	-	5,130	13,644	202,660
Ashish H. Raval	2014	205,000	-	19,238	13,550	237,788
Senior Vice President	2013	200,000	-	19,238	14,256	233,494
Glen E. Goold	2014	180,000	-	-	12,200	192,200
Chief Financial Officer	2013	133,462	13,000	-	6,698	153,160

(1)	Includes regular base salary earnings in fiscal years 2014 and 2013.
(2)	Bonus amounts represent amounts awarded for performance during the fiscal year and paid after the fiscal year end.
(3)
Represents the fair value of shares of restricted stock units granted in fiscal year 2012 and issued in fiscal year 2014, the reported amounts represent the grant date fair values of the awards, in accordance with FASB Topic 718. The grant date fair value is determined by multiplying the number of shares granted by the closing price of the Company's Common Stock on the grant date and then multiplying this amount by the estimated probability of meeting certain individual and company goals.

(4)	Consists of the following: Company paid life insurance, Company paid auto allowance and Company’s 401k matching contribution.

EQUITY AWARDS

Mr. Raval and Mr. Goold were each awarded 100,000 stock options under the Company’s 2012 Stock Option Plan. Both grants vest over five years, 20 percent every May 21st as long as each officer remains employed by the Company.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards			Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that Have not Vested ($)		Market Value of shares or units of stock that have not vested ($)
Glen E. Goold	-	-	-	100,000	(2)	48,010
Ashish H. Raval	50,000	$6.90	2/26/2017	105,000	(2)	48,010
	20,000	$6.47	5/18/2020	10,000	(1)	77,100

(1)	Represents the remaining unvested shares from the restricted stock unit award granted on February 23, 2012.
(2)
Mr. Raval’s options will vest in the amount of 5,000 shares on May 18, 2015 and 20,000 shares on each of May 21, 2015, 2016, 2017, 2018 and 2019 and have an exercise price of $4.52. Mr. Goold’s shares will vest in the amount of 20,000 shares on each of May 21, 2015, 2016, 2017, 2108 and 2019 and have an exercise price of $4.52.

STOCK VESTED

Name	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(1)
Ashish H. Raval	2,500	(2)	12,500

(1)	Calculated by multiplying the number of shares by the fair market value of the Company’s Common Stock (based on the closing price for the Common Stock on the Nasdaq Market) on the date of vesting.
(2)	Represents the shares that vested on December 31, 2014 from the restricted stock unit award granted on February 23, 2012.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In 2013, the Company did not have any related party transactions with officers or directors.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING

Section 16(a) of the Exchange Act requires the Company’s executive officers, directors and persons who own more than 10% of the Company’s common stock to file reports of ownership and change in ownership with the SEC.  Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.  Based solely on a review of the copies of such forms furnished to the Company or representations of reporting persons, the Company has determined that during the fiscal year ended December 31, 2014, all reporting persons complied with all appropriate filings except Raul McQuivey and Glen Goold.  Dr. McQuivey filed 21 Form 4s (37 transactions) and 14 Form 5s (34 transactions) in 2014 to report his previously unreported transactions dating back to 2002. Of these, one Form 5 relating to a single transaction on December 27, 2013, had a due date of February 14, 2014 but was not filed until May 20, 2014. Mr. Goold filed a Form 3 in 2014 which was due in 2013 (no transactions).

REPORT OF THE AUDIT COMMITTEE

This Report of the Audit Committee of Sutron Corporation’s Board of Directors (the “Audit Committee”) is required by the Securities and Exchange Commission and shall not be deemed to be incorporated by reference into any filing under the Securities Act or under the Exchange Act by any general statement incorporating by reference this Proxy Statement, and shall only be incorporated into other filings to the extent that the Company specifically incorporates this information by reference, and shall not be deemed soliciting material or filed under the Securities Act or Exchange Act.

The Audit Committee is composed of three directors.  All the committee members are independent directors under the NASDAQ Stock Market and Securities and Exchange Commission audit committee structure and membership requirements. The three committee members are Mr. Leland R. Phipps (the current Chairman of the Audit Committee and the designated “financial expert”, as defined under applicable SEC rules), Mr. John F. DePodesta and Mr. Larry C. Linton.   The Audit Committee charter sets forth the duties and responsibilities of the Audit Committee.  The Audit Committee’s primary responsibilities, described more fully in its charter, are to provide oversight of the Company’s accounting and financial controls, review the scope of and procedures to be used in the annual audit, review the financial statements and results of the annual audit, and retain and evaluate the performance of the independent registered public accounting firm and the Company’s financial and accounting personnel.  The Audit Committee conducted its annual review of the charter in March 2015.

The Company’s management has the primary responsibility for the financial statements and reporting process, which includes the Company’s systems for internal control.  Yount, Hyde & Barbour, P.C. the Company’s independent registered public accounting firm, is responsible for performing an independent audit of the Company’s financial statements in accordance with standards established by the Public Company Accounting Oversight Board (PCAOB), expressing an opinion, based on its audit, as to the conformity of such financial statements with accounting principles generally accepted in the United States. The Audit Committee’s responsibility is to monitor and oversee these processes, including engaging in discussions with management and the Company’s independent registered public accounting firm.

The Audit Committee members are not professional accountants or auditors, and their role is not intended to duplicate or certify the activities of management and the independent registered public accounting firm.  The Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the independent registered public accounting firm on the basis of the information it receives and develops, discussions with management and the independent registered public accounting firm, and the experience of the Committee’s members in business, financial and accounting matters.

In carrying out its oversight responsibilities, the Audit Committee convened six times in 2014.  All members of the Audit Committee were present at these meetings in person or by phone.  In addition, the Chairman of the Board and CEO of Sutron Corporation as well as the CFO were routinely invited, as appropriate, and regularly attended most meetings.  Non-committee Board members were also routinely invited, as appropriate, and attended as time and circumstance warranted.   In addition to the Audit Committee meetings, the Chairman of the Audit Committee held regular individual discussions with the external auditors and the CFO.  The members of the Audit Committee were regularly informed about the content and results of these discussions.

In March 2015, the Audit Committee reviewed with Sutron management the audited consolidated financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2014.  The review included a discussion of the quality and acceptability of the Company’s financial reporting and controls, including the reasonableness of significant judgments and the clarity of disclosures in the consolidated financial statements.

The Audit Committee also met with Yount, Hyde & Barbour, P.C., who are responsible for expressing an opinion on the conformity of the Company’s audited financial statements with generally accepted accounting principles.  Yount, Hyde & Barbour, P.C. presented a report to the Audit Committee that summarized their work relating to their audit of the financial statements of Sutron Corporation.  The Audit Committee also reviewed and discussed with Yount, Hyde & Barbour their judgments as to the quality and acceptability of the Company’s financial reporting and such other matters as are required to be discussed with the Audit Committee under auditing standard No. 16.  In addition, the Audit Committee discussed with Yount, Hyde & Barbour, P.C. their independence from management and the Company, including the matters in their written disclosures required by the Professional Standards of the PCAOB. The Audit Committee has concluded that the independent registered public accounting firm’s provision of tax preparation work is the only non-audit services provided and that these non-audit services to the Company are deemed compatible with the auditor’s independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2014 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE AS OF MARCH 28, 2015
Leland R. Phipps, Chairman
John F. DePodesta
Larry C. Linton

AUDIT FEES

Aggregate fees for professional services rendered to the Company by Yount, Hyde & Barbour, P.C. for the years ended December 31, 2014 and 2013 are summarized in the table below.

	2014	2013
Audit fees	$111,500	$91,000
Audit-related fees	4,800	7,500
Tax fees	10,500	10,500
All other fees	-	-
Total fees	$126,300	$109,000

Audit fees for the years ended December 31, 2014 and 2013, respectively, were for professional services rendered for the audits of the financial statements of the Company and review of the Company’s quarterly financial statements.   Audit-related fees for the years ended December 31, 2014 and 2013, respectively, were for professional services rendered for the audits of the financial statements of Sutron Hydromet Systems, Private, Ltd., the Company’s wholly owned subsidiary located in New Delhi, India.   Tax fees as of the years ended December 31, 2014 and 2013, respectively, were for services related to tax compliance, including the preparation of tax returns, tax planning and tax advice.

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

During fiscal 2014, the Board, upon recommendation of the Audit Committee, pre-approved all services (audit and permitted non-audit services) provided to Sutron by the Company’s independent auditor.

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors considers it desirable that the appointment of the firm of Yount, Hyde & Barbour, P.C. as independent registered public accounting firm of the Company for fiscal year 2015 be ratified by the shareholders.  Representatives of Yount, Hyde & Barbour, P.C. will be present at the 2015 Annual Meeting of Shareholders, will be given an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from the shareholders.

The Board of Directors recommends a vote “FOR” ratification of the appointment of Yount, Hyde & Barbour, P.C. and the enclosed proxy will be so voted unless a vote against the proposal or an abstention is specifically indicated.  If this proposal is not approved at the Annual Meeting, the Audit Committee may reconsider its selection of Yount, Hyde & Barbour, P.C.

OTHER MATTERS

The Board of Directors knows of no other business that will be presented for consideration at the 2015 Annual Meeting of Shareholders.  The enclosed Proxy confers upon the person or persons entitled to vote the shares represented thereby discretionary authority to vote such shares in accordance with their best judgment with respect to other business that may come before the 2015 Annual Meeting of Shareholders in addition to the scheduled items of business.

SHAREHOLDERS PROPOSALS

Any shareholder proposals intended to be presented at Sutron's 2016 Annual Meeting of Shareholders must be received by Sutron at its offices at 22400 Davis Drive, Sterling, Virginia 20164, on or before December 12, 2015, for consideration for inclusion in the proxy material for such meeting.  Only proposals that comply with the requirements of Rule 14a-8 under the Exchange Act will be included in the proxy statement for the 2016 Annual Meeting of Shareholders.  If a shareholder of the Company wishes to present a proposal before the 2016 Annual Meeting of Shareholders, but does not wish to have the proposal considered for inclusion in the Company’s proxy statement and proxy card in order for shareholder proposals made under Rule 14a-8 of the Exchange Act to be considered timely within the meaning of Rule 14a-4(c) of the Exchange Act, such proposals must be received by the secretary at the address noted above by February 25, 2016, and if a shareholder fails to provide such timely notice of a proposal to be presented at the 2016 Annual Meeting, the proxies designated by the Company’s Board of Directors will have discretionary authority to vote on any such proposal.

REPORT TO SHAREHOLDERS

Rules promulgated by the SEC require us to provide an Annual Report to Shareholders who receive this Proxy Statement.  We will also provide copies of the Annual Report to brokers, dealers, banks, voting trustees and their nominees for the benefit of their beneficial owners of record.  Upon the written request by any shareholder entitled to vote at the 2015 Annual Meeting of Shareholders, the Company will furnish that person without charge additional copies of the Annual Report along with copies of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2014 which is filed with the Securities and Exchange Commission, including the financial statements and schedules thereto, but excluding the exhibits or documents incorporated by reference.

By Order of the Board of Directors,

Glen E. Goold
Secretary
April 30, 2015